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                                                                      EXHIBIT 23

                        Consent of Arthur Andersen LLP



We consent to the incorporation by reference in the Registration Statement No. 33-59924 of Heritage Financial Services, Inc. on Form S-8 of our report dated January 19, 1998, appearing in this Amendment #1 to the Annual Report on Form 10-K of Heritage Financial Services, Inc. for the year ended December 31, 1997.


ARTHUR ANDERSEN LLP

Chicago, Illinois
April 17, 1998